SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Jeffersonville Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748
March 25, 2011
Dear Stockholders:
     You are cordially invited to attend the Jeffersonville Bancorp annual meeting, to be held on April 26, 2011 at 3:00 p.m. at Town of Callicoon Town Hall, Legion Street, Jeffersonville, New York 12748, and any adjournment thereof. (the “Annual Meeting”).
     At the meeting you will be asked: (a) to elect three directors to the Board of Directors of the Company for three-year terms; (b) to amend the Certificate of Incorporation to eliminate cumulative voting for directors; (c) to ratify ParenteBeard LLC as the independent registered public accounting firm for the Company for the year ending December 31, 2011; and (d) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
     The Board of Directors unanimously recommends that you vote “For” the election of all of the Board’s nominees for election as directors, the amendment to the Certificate of Incorporation as well as the ratification of ParenteBeard LLC as the independent registered public accounting firm for the Company. We encourage you to read the accompanying Proxy Statement, which provides information regarding Jeffersonville Bancorp and the matters to be voted on at the Annual Meeting. Also enclosed is our 2010 Annual Report containing an abridged Annual Report on Form 10-K. You can obtain a copy of the complete Form 10-K, without charge, by contacting us at the following address:
Jeffersonville Bancorp, Inc.
4866 State Route 52, PO Box 398
Jeffersonville, New York 12748
Attn: Deborah Muzuruk
     It is important that your shares be represented at the Annual Meeting. In order to make sure that your vote is represented at the Annual Meeting, indicate your vote on the enclosed proxy form and sign, date and return it in the enclosed envelope. If you attend the Annual Meeting and prefer to vote in person, you may do so. You may also revoke your proxy at the Annual Meeting and vote in person.

Sincerely, Kenneth C. Klein Chairman

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100606&gkp=203212

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JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
To the Stockholders of Jeffersonville Bancorp:
     The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”
     If these conditions are met, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you will receive only one copy of any of our annual report, proxy statement for our Annual Meeting of Stockholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who lives at your home address.
     If you do not wish to participate in the householding program, please contact our transfer agent by mail to “opt-out” or revoke your consent at:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: Shareholder Services
     If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Jeffersonville Bancorp proxy statement, Annual report and other future stockholder mailings. If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future Jeffersonville Bancorp stockholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your implied consent to householding will remain in effect until you revoke it. Jeffersonville Bancorp shall begin sending individual copies of applicable security holder communications subject to householding rules to a security holder within 30 days after revocation by the security holder of prior implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials.

By Order of the Board of Directors

John K. Gempler
Secretary
Jeffersonville, New York
March 25, 2011

JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2011
To the Stockholders of Jeffersonville Bancorp:
     Notice is hereby given that the Annual Meeting of the Stockholders of Jeffersonville Bancorp (the “Company”) will be held at the Town of Callicoon Town Hall, Legion Street, Jeffersonville, New York 12748 at 3:00 p.m. on April 26, 2011 for the following purposes:
     (1) To elect three directors to the Board of Directors to serve for three-year terms (Proposal 1);
     (2) To amend the Certificate of Incorporation to eliminate cumulative voting for directors (Proposal 2);
     (3) To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm for the Company for its year ending December 31, 2011 (Proposal 3); and
     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
     Only those holders of record of common stock of the Company, par value $0.50 per share (the “Common Stock”), at the close of business on March 18, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. This Proxy Statement was first mailed to stockholders on or about March 25, 2011.
     You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy card in the enclosed, self-addressed stamped envelope. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed later-dated proxy or by voting in person at the meeting.

By Order of the Board of Directors

Kenneth C. Klein
Chairman
Jeffersonville, New York
March 25, 2011

JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2011
JEFFERSONVILLE BANCORP
     The Company was organized as a New York company on January 12, 1982 for the purpose of becoming a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Effective June 30, 1982, the Company became the registered bank holding company for the First National Bank of Jeffersonville (the “Bank”), which was chartered in 1913 and organized under the National Banking Laws of the United States.
     The Company does not pay any separate compensation to its directors or officers. The compensation payments and benefit plans described in this proxy statement are paid by the Bank. The same individuals serve on the Board of Directors of both the Company and the Bank.
NEW BUSINESS
     At the Annual Meeting, only such new business shall be conducted and only proposals with respect to such new business shall be considered or acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors or by any stockholder of the Company who gives timely notice in writing to the Secretary of the Company as set forth in Section 2.13 of the Company’s Bylaws. For new business to be properly brought before the Annual Meeting by a stockholder, the stockholder must deliver notice to, or notice must be mailed and received at, the Company’s principal executive office not less than 120 calendar days in advance of the date the Company’s proxy statement was sent to stockholders in connection with the previous year’s annual meeting of stockholders (i.e., November 24, 2010 for the 2011 annual meeting and November 25, 2011 for the 2012 annual meeting). No such notice has been received.
NOMINATION OF DIRECTORS
     The Nominating and Corporate Governance Committee is responsible for determining the qualifications of and nominating persons for election to the board of directors, including (if applicable) stockholder nominations that comply with the notice procedures set forth in the Company’s Bylaws. The Board of Directors believes that it should be comprised of Directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the stockholders. When seeking candidates for Director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. The committee also has the authority to retain a search firm to assist in the identification of director candidates. The committee has no formal policy to consider diversity in selecting director nominees, but the nominating committee expects to consider candidates who are reflective of the diversity in the Company’s market area when new director nominees are proposed. The three nominees for election at the Annual Meeting are all currently directors of the Company and thus are known to the members of the Nominating and Corporate Governance Committee. No other candidates were solicited and no other names were suggested by security holders as candidates in connection with the Annual Meeting.
     The Company’s Bylaws also permit stockholders eligible to vote at an annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 calendar days in advance of the date of the corporation’s proxy statement was sent to stockholders in connection with the previous year’s annual meeting of stockholders (i.e. November 24, 2010 for the 2011 annual meeting and November 25, 2011 for the 2012 annual meeting). No such nominations were received.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
     This Proxy Statement was first mailed to stockholders on or about March 25, 2011. Only holders of record of Common Stock at the close of business on March 18, 2011, are entitled to notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the record date, there were 1,393 holders of record of the 4,234,505 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.
     The presence in person or by proxy of the holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. The Company’s Bylaws allow for cumulative voting for directors. Under New York corporate law, directors are elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election (in person or represented by proxy) at the Annual Meeting and entitled to vote on the matter. Unless otherwise required by law or the Company’s Certificate of Incorporation, any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting, whether in person or by proxy, and entitled to vote on the matter.
     The record holders of the Common Stock are entitled to one vote in person or by proxy in respect to each such share on each matter to come before the Annual Meeting. Cumulative voting for directors, however, allows a stockholder to cumulate his or her votes for one or more of the nominees, meaning that his or her votes may be cast for one or more of the nominees. For example, if a stockholder held one share of Common Stock, the stockholder would have three votes. He or she could cast those three votes for one of the directors, cast two votes for one director and one vote for another, or cast one vote for each of the three nominees.
     Each proxy, unless the stockholder otherwise indicates therein, will be voted “FOR” the election of each of the three persons named in the Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors and “FOR” the ratification of ParenteBeard LLC as its independent registered public accounting firm. In each case where the stockholder appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specification. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but the Board does not know of any such other matters of business.
     Any stockholder of record has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by written notice of revocation, or by submitting a subsequently dated proxy to John A. Russell at the Company, P.O. Box 398, Jeffersonville, New York 12748, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting. Attendance at the meeting will not by itself revoke a proxy.
     Abstentions and broker non-votes will be treated as shares that are present or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast at the Annual Meeting. Abstentions will be treated as no votes in determining the number of votes cast in connection with any matter presented at the Annual Meeting.
     If you hold your shares through a broker, the broker may vote on Proposal 2 to ratify the appointment of the independent registered public accounting firm without receiving instructions from you but may not vote on Proposal 1 to elect directors unless instructions are received from you.
     The cost of solicitation of proxies will be borne by the Company. Solicitation of proxies may be made in person or by mail or telephone by directors, officers and other employees of the Company, without additional compensation. The Company has retained American Stock Transfer and Trust Company, LLC (AST) to assist in the mailing of proxies and the Company will reimburse AST for the mailing costs and for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock.

ELECTION OF DIRECTORS
(Proposal 1)
     The Board of Directors currently consists of 9 members. The Board is divided into three classes (I, II, III), and each director serves a three-year term. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. If the term of office for the Class in which a director is elected expires prior to the director’s third year in service, the director will stand for reelection with the other Class members for a full three-year term. One class of directors is to be elected annually. Presently, all directors of the Company also are directors of the Company’s wholly owned subsidiary, The First National Bank of Jeffersonville (the “Bank”).
     The term of office for the Class I directors expires at the Annual Meeting. The Board of Directors has nominated the following members of Class I to stand for election as directors for an additional three-year term: John K. Gempler, Donald L. Knack, and Edward T. Sykes. There are no stockholder nominees for Class I directors. All nominees are currently members of the Board.
Information as to Nominees and Other Directors
     The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Jeffersonville Bancorp. Also set forth is certain other information with respect to each such person’s age at December 31, 2010, the periods during which such person has served as a director of Jeffersonville Bancorp and positions currently held with Jeffersonville Bancorp and the Bank.

Director Nominees			Expiration	Positions Held with
for a	Age at		of	Jeffersonville Bancorp
Three-Year Term:	December 31, 2010	Director Since	Term	and the Bank

John K. Gempler	68	1982	2011	Corporate Secretary and Director

Donald L. Knack	63	2008	2011	Director

Edward T. Sykes	66	1982	2011	Director

			Expiration	Positions Held with
	Age at		of	Jeffersonville Bancorp
Continuing Directors:	December 31, 2010	Director Since	Term	and the Bank

John W. Galligan	74	1982	2012	Director

Raymond Walter	64	1994	2012	Vice-Chairman and Director

Wayne V. Zanetti	61	2009	2012	Director and President of the Company; Director, President and Chief Executive Officer of the Bank

Douglas A. Heinle	81	1982	2013	Director

Kenneth C. Klein	50	2000	2013	Chairman and Director

James F. Roche	77	1982	2013	Director

John K. Gempler was elected president of the Callicoon Cooperative Insurance Company in November 2010 after having been retired for 3 years. His previous position was manager of the Callicoon Cooperative Insurance Company. Mr. Gempler’s qualifications to serve as a director include experience in business skills required to manage a full service insurance agency including employee relations, customer service, budgeting, financial management, and business promotion. In addition, as an insurance agency manager and corporate treasurer, Mr. Gempler has relevant experience in regulatory compliance, fixed income and equity investments as well as risk management.
Donald L. Knack has been a CPA since 1976 and most recently, a principal of Knack, Pavloff & Company, LLP. Mr. Knack was appointed in February 2008 to fill the vacancy on the board caused by the resignation of director Arthur Keesler in June 2007. He was elected by the stockholders to his present term at the 2008 annual meeting. Mr. Knack’s qualifications to serve as a director include experience in business skills required to own and operate a for-profit company including budgeting, financial management, employee relations, customer service and business promotion. In addition, as a Certified Public Accountant, Mr. Knack has relevant experience in financial statement preparation and analysis, generally accepted accounting principles, internal controls and generally accepted auditing standards.
Edward T. Sykes retired as president of Mike Preis Inc., an insurance brokerage firm and currently is Chairman of the Board of Southern Tier Title Agency LLC. Mr. Sykes’ qualifications to serve as a director include experience in business skills required to manage a full service insurance agency and title company including employee relations, customer service, budgeting, financial management, and business promotion. In addition, as an insurance agency and title company owner, Mr. Sykes has relevant experience in regulatory compliance and risk management as well as lending terms, structure and documentation.
John W. Galligan is a land surveyor with the John W. Galligan Company. Mr. Galligan’s qualifications to serve as a director include experience in business skills required to own and operate a for-profit company including budgeting, financial management, employee relations, customer service and business promotion. In addition, as a land surveyor, Mr. Galligan has relevant experience in various property related areas such as real estate valuation and lending terms and structure.
Raymond Walter is the retired president of Jeffersonville Bancorp. Mr. Walter is the Vice-Chairman of the Company. Mr. Walter was employed by the Company from 1973 to 2008 and has been a director since 1994. Mr. Walter’s qualifications to serve as a director include more than 35 years experience in all phases of bank operations.
Wayne V. Zanetti is the president of Jeffersonville Bancorp. He is also the president and chief executive officer of The First National Bank of Jeffersonville, a position he has held since January 2009. At that time, he was also added to the Board of the Company and the Bank. Mr. Zanetti joined the Bank in March 1999. Mr. Zanetti’s qualifications to serve as a director include more than 35 years experience in all phases of bank operations.
Douglas A. Heinle is a retired Postmaster of the U.S. Postal Service. Mr. Heinle’s qualifications to serve as a director include experience in business skills required to manage a branch office including employee relations, customer service, budgeting, financial management, and negotiations. In addition, as Postmaster, Mr. Heinle has relevant experience in regulatory compliance as well as internal controls over cash and recordkeeping.
Kenneth C. Klein is the chairman of the Company, and the Chairman of the Board of Directors of the Bank since July 2007. Mr. Klein is an attorney with his own practice. Mr. Klein’s qualifications to serve as a director include experience in business skills required to own and operate a for-profit company including budgeting, financial management, employee relations, customer service and business promotion. In addition, as an attorney, Mr. Klein has relevant experience in mortgage and loan terms, structure and documentation as well as corporate organization, contracts, liability risks and various general business law issues related to banking.
James F. Roche is a principal of Roche’s Garage, Inc., an automobile dealer. He is also a principal of Roche Lease Corp and Arden Enterprises. Mr. Roche’s qualifications to serve as a director include experience in business skills required to own and operate a for-profit company including budgeting, financial management, employee relations, customer service and business promotion. In addition, as an automobile dealer, Mr. Roche has relevant experience in consumer and commercial loan terms and structure.
     It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board believes that the nominees will stand for election and knows of no reason why any nominee might be unable to serve if elected.

Required Vote
     Directors will be elected by a plurality of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter. Stockholders are permitted to cumulate their votes for directors. Cumulative voting for directors allows a stockholder to cumulate his or her votes for one or more of the nominees, meaning that his or her votes may be cast for one or more of the nominees. For example, if a stockholder held one share of Common Stock, the stockholder would have three votes. He or she could cast those three votes for one of the directors, cast two votes for one director and one vote for another, or cast one vote for each of the three nominees.
     The appointed proxies will vote your shares “For” each of the three nominees unless you instruct otherwise in the proxy form.
     The Board of Directors recommends that stockholders vote “For” the approval of each of the three nominees to the Board of Directors.
***

CORPORATE GOVERNANCE
General
     The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the executive officers of the Company and the Bank, by reviewing materials provided to them and by participating in meetings and strategic planning sessions for the Board and its committees.
Board Leadership Structure and Risk Oversight
     As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a chairman who is a non-executive director. We believe this board leadership structure is most effective for our Company and our stockholders. We believe it is the chief executive officer’s responsibility to run the Company and the chairman’s responsibility to run the board. Our current chairman, Mr. Klein, is a local attorney who has 10 years experience serving on our board. The chairman is responsible for:
•	providing leadership to the board and facilitating communication among the directors;

•	setting the board meeting agendas in consultation with the chief executive officer;

•	presiding at board meetings, executive sessions and shareholder meetings;

•	facilitating the flow of information between management and the directors on a regular basis; and

•	serving as an ex-officio member of each board committee.
     We believe our chief executive officer and our chairman have an excellent working relationship. By clearly delineating the role of the chairman position, we ensure there is no duplication of effort between the chief executive officer and the chairman. We believe this provides strong leadership for our board, while also positioning our CEO as the leader of the Company in the eyes of our customers, employees and other stakeholders.
     Our audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board. The audit committee receives reports from management at least quarterly regarding the Company’s assessment of risks. In addition, the audit committee reports regularly to the full board of directors, which also considers the Company’s risk profile. The audit committee and the full board of directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the board’s appetite for risk. While the board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.
     As part of our annual board self-evaluation process, we evaluate our leadership structure to ensure that the board continues to believe that it provides the optimal structure for our Company and stockholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure, with Mr. Zanetti serving as chief executive officer and Mr. Klein serving as chairman of the board, is the most effective structure for the Company at this time.
Director Independence
     The Board of Directors has determined that a majority of its nine members meet the standards of independence set forth by the NASDAQ Stock Market. All Directors are independent excluding Messrs. Gempler, Klein, Walter, and Zanetti. Mr. Gempler is not considered independent because he is compensated for performing duties as recording secretary of the Board. Mr. Klein is not considered independent since he also serves as Bank counsel. Mr. Walter is not considered independent because he was an executive officer of the Company and the Bank within the past three years. Mr. Zanetti is not considered independent because he is currently an executive officer of the Company and the Bank.

Code of Ethics
     The Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors. A copy of the code of ethics is available on our website at: www.jeffbank.com.
     You can also obtain a printed copy of our code of ethics, without charge, by contacting us at the following address:
Jeffersonville Bancorp, Inc.
4866 State Route 52, PO Box 398
Jeffersonville, New York 12748
Attn: Wayne V. Zanetti
Board Meetings and Committees
     The Board of Directors has an Audit Committee. Its members in 2010 were Messrs. Knack (Chairman), Galligan, Sykes and Heinle. In addition, the Bank’s internal Auditor and CFO regularly attend. The function of the Audit Committee is to institute, oversee and assist the internal and external auditors of the Company and the Bank. The Audit Committee had five regularly scheduled meetings during 2010. Each of the members of the Audit Committee meets the independence requirements of the rules of the NASDAQ listing standards and applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors has an “audit committee financial expert” (as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC) serving on its audit committee. Donald L. Knack is a Certified Public Accountant in practice since 1976 and he is the Board’s “audit committee financial expert”. He serves as the Chairman of the Audit Committee.
     The Board of Directors has a Nominating and Corporate Governance Committee. The members are Messrs. Knack, Roche, and Sykes (Chairman). The committee had one meeting in 2010. All members of the Nominating and Corporate Governance Committee are independent for purposes of NASDAQ Rule 4200. The committee acts pursuant to a written charter adopted by the Board, a copy of which was filed with the 2010 proxy statement as Appendix A on March 25, 2011.
     The Board of Directors has a standing Compensation Committee on which board membership is rotated annually. It was composed of Messrs. Galligan, Roche (Chairman) and Knack in 2010. The function of the Compensation Committee is to review the compensation and benefits of the directors, officers and executive officers of the Company. The Compensation Committee had two regularly scheduled meetings during 2010. All members of the Compensation Committee are independent for purposes of NASDAQ Rule 4200. The Compensation Committee has not yet adopted a charter.
     The Board of Directors of the Bank has a standing Loan Committee on which board membership is rotated every two months. It was composed of Messrs. Walter, Heinle, Roche, Sykes, Knack, Galligan, and Gempler in 2010. The function of this committee is to review loan applications for new credit extensions. The Loan Committee had 24 scheduled meetings during 2010.
     The Strategic Planning and Electronic Data Processing Committee of the Board of Directors of the Bank is rotated annually. It was composed of Messrs. Walter (Chairman), Gempler, Heinle and Sykes in 2010. The function of this committee is to look ahead to prepare for future trends and changes. The membership of this committee also serves as the Data Processing Committee reviewing future changes and enhancements in the Bank’s data processing applications. This committee had four meetings during 2010.
     The Board of Directors of the Bank has a standing Asset Liability Committee/Compliance Committee on which membership is rotated annually. It was composed of Messrs. Galligan (Chairman), Walter, Gempler and Roche in 2010. In addition, the Compliance Officer, Bank Secrecy Act Officer, and CFO regularly attend. The Asset Liability Committee /Compliance Committee had four regularly scheduled meetings in 2010. The function of the Asset Liability Committee/Compliance Committee is to assist and oversee the compliance program, and has the responsibility for investments and interest rate risk.
     The Company had 12 regularly scheduled Board meetings and one special meeting during 2010. Each director has attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. While the Company does not have any written policy with regard to Board members attendance at the annual meeting of stockholders, Board members are expected to attend the Annual Meeting. Last year, all but one of the individuals then serving as directors attended the annual meeting.
     The Chairman of the Board of Directors, Mr. Klein and Chief Executive Officer, Mr. Zanetti, serve as ex officio members of all Board Committees.

Stockholder Communication with Directors
     The Corporation’s stockholders who want to communicate with the Board of Directors or any individual Director may write to:
Jeffersonville Bancorp, Inc.
P.O. Box 398
Jeffersonville, New York 12748
Attn: Wayne V. Zanetti
     All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.
Compensation of Directors
     Directors are paid for attending Board meetings and for up to two absences per year. Directors are paid $800 per meeting. A $500 fee per meeting attended is paid to members who serve on each of the Audit, Compensation, Strategic Planning and Electronic Data Processing, Asset Liability/Compliance, Nominating and Corporate Governance, and Loan Committees. Mr. Zanetti and Mr. Klein attend all committee meetings but do not receive Loan Committee fees. The Chairman of the Board was paid a $24,000 annual fee in addition to his regular meeting fees. The Board Secretary is paid a fee in addition to his regular Board meeting fees. The secretary’s fee is $800 per meeting of the Board attended. The Company paid no honorariums to its Board of Directors.
Director Retirement Plan
     Effective on March 11, 2003, the Board of Directors of the Bank established the Director Retirement Plan to provide retirement benefits to directors, now and in the future, who have contributed to the growth and success of the Bank, except for directors as provided for under the Director Consultation Plan as described below. Under the Director Retirement Plan, which is administered by the Board of Directors of the Bank, each participating director will be paid an annual retirement benefit in monthly installments commencing on the first business day of the month following his retirement date and continuing for the life of the former director. The plan was amended in 2010 to change the calculation of benefits for normal and early retirement from strictly age based to a combination of age and years of service. The effect of the amendment was to reduce penalties for retirement before age 75 if years of service criteria are met. However, no benefit will be payable under the Director Retirement Plan to an individual who is removed as a director of the Bank for cause. In the event a director participating in the Director Retirement Plan dies after his retirement date, all benefits payable under the Director Retirement Plan will cease after the payment coinciding with the month in which the former director’s death occurs and the former director’s beneficiaries will have no right to any further benefits under the Director Retirement Plan. No benefits will be paid under the Director Retirement Plan to beneficiaries of a participating director who dies prior to his retirement date from the Board or who dies prior to the date the director’s retirement benefit would commence. In the event of a change of control of the Bank, each participating director will be deemed to have terminated service at the age of seventy-five, without regard to his actual age, and thereafter, the former director will be entitled to receive an annual retirement benefit payable under the Director Retirement Plan.
     The Director Retirement Plan is an unfunded arrangement and does not relate to any specific funds of the Bank. The payments of benefits under the Director Retirement Plan will be made from the general assets of the Bank and the participant will have only the rights of an unsecured creditor of the Bank with respect to those payments. The Bank will have the right, in its sole discretion, to provide for the funding of payments required to be made through a trust or otherwise. In the event of a merger, consolidation or acquisition where the Bank or its parent holding company is not a surviving entity of the agreement, the Director Retirement Plan will continue and will be in full force and effect.
     For purposes of the Director Retirement Plan, the annual benefit at normal retirement is equal to an amount equal to eighty percent of the average annual cash compensation received by the participating director for services provided to the Company and the Bank during the three calendar years preceding the retirement date, provided that in no event shall an annual retirement benefit exceed $40,000 under the Director Retirement Plan. Termination for cause under the Director Retirement Plan means the termination of service as a director because of the participating director’s personal dishonesty, incompetence or willful violation of any law. The participants in the Director Retirement Plan are John Galligan, John Gempler, James Roche, Edward Sykes, Kenneth Klein, Raymond Walter, Donald Knack and Wayne Zanetti. Monthly retirement payments under this plan are currently being made to Messrs. Gibson McKean and Arthur Keesler.

Director Consultation Plan
     Effective as of February 1, 2003, the Bank adopted the Director Consultation Plan to secure the ongoing services of certain directors of the Bank upon their retirement as a director of the Bank. The Director Consultation Plan is administered by the Board of Directors of the Bank. The participants in the Director Consultation Plan are limited to Douglas Heinle and Gilbert Weiss. Under the Director Consultation Plan each participating director will, upon retirement, become a participant in the Director Consultation Plan and will receive an annual sum equal to eighty percent of the average annual cash fees the director received as a director of the Bank during the three calendar years preceding the date the director retired as a director of the Bank. The payments will be made in monthly installments. To qualify for payments under the Director Consultation Plan, the former director, in his status as an independent contractor and consultant, must perform designated services for the Bank including providing advice and comprehensive input on strategic and operational issues and policies as requested by the Bank. The director’s term as consultant will begin on the date of termination of services as a director of the Bank and continue until the earlier of: 1) death; 2) resignation by the former director as a consultant; or 3) determination by the Board of Directors that the former director has not adequately fulfilled his service requirements to the Bank as a consultant. This plan is currently applicable to Mr. Gilbert Weiss, who continues to serve the Bank as consultant and Director Emeriti. The Director Consultation Plan is an unfunded arrangement and does not relate to any specific funds of the Bank.
Director Insurance Programs
     Effective 2003, the Bank adopted a Director Insurance Program which provides the beneficiaries of current and future directors a $150,000 death benefit from fully paid life insurance policies, except for Mr. Roche for whom insurance was not secured. The death benefit for Mr. Roche, while unfunded, is being reserved for by the Bank based on actuarial data. Amounts reserved during 2009 and 2010 for Mr. Roche were $7,002 and $7,562 respectively.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
     The following table sets forth certain information for the executive officers of the Company and the Bank. The Company and the Bank have no employment agreements with the executive officers.

	Age at
Name	December 31, 2010	Positions Held with the Company and the Bank

Kenneth C. Klein	50	Chairman of Board of Directors of the Company and the Bank

Wayne V. Zanetti	61	Director and President of the Company, and Director, President and Chief Executive Officer of the Bank

John A. Russell	50	Treasurer of the Company, and Senior Vice President and Chief Financial Officer of the Bank

Tatiana Hahn	47	Vice President of the Company, and Senior Vice President and Chief Lending Officer of the Bank

George W. Kinne, Jr.	34	Vice President of the Company, and Senior Vice President and Senior Lending Officer of the Bank
     Information concerning the principal occupation of Messrs. Klein and Zanetti may be found under “Election of Directors—Continuing Directors.” Information concerning the principal occupation of Messrs. Kinne and Russell, and Ms. Hahn during at least the last five years is set forth below.
     John A. Russell is a Senior Vice President and Chief Financial Officer of The First National Bank of Jeffersonville, a position he has held since January 2009. Mr. Russell is also the Treasurer of Jeffersonville Bancorp effective January 2009. He was previously the Senior Auditor of the Bank and joined the Bank as Auditor, in June 2005. He was previously Senior Auditor for Provident Bank in Montebello, New York from March of 2003 to June 2005. Mr. Russell is a Certified Public Accountant in New York State.
     Tatiana Hahn is a Senior Vice President and Chief Lending Officer of The First National Bank of Jeffersonville, a position she has held since March 2006. She was previously a Vice President and Senior Loan Officer of the Bank. Ms. Hahn is also a Vice President of Jeffersonville Bancorp effective April 2007. Ms. Hahn joined the Bank in July 1985.
     George W. Kinne, Jr. is a Senior Vice President and Senior Loan Officer of The First National Bank of Jeffersonville, a position he has held since January of 2009. He was previously a Vice President and Senior Loan Officer of the Bank and joined the Bank in May 2006. Mr. Kinne is also a Vice President of Jeffersonville Bancorp effective April 2009. Mr. Kinne was a Vice President serving in various capacities for Bank of America from 1998 to 2006.
     No director or executive officer sits on the board of directors of any company with a class of securities registered with the Securities and Exchanges Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15 (d) of such act, or any company registered under the Investment Company Act of 1940, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its common stock to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2010 all Section 16(a) filing requirements applicable to the Company’s directors, officers and of more than 10% owners were complied with on a timely basis, except two separate transactions by Mr. Gempler and one transaction each by Mr. Zanetti, Mr. Kinne, Mr. Roche, Mr. Sykes and Mme. Hahn.
Transactions with Management
     In the ordinary course of its banking business, the Bank has made and anticipates it will continue to make loans to its directors and executive officers and related parties or entities. It is the belief of management that these loans are made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers, and do not involve more than the normal risk of collectability or other unfavorable features.
Report of the Compensation Committee
     The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement, and the Board has approved that recommendation.
COMPENSATION COMMITTEE
James F. Roche (Chairman)
Donald L. Knack
John W. Galligan
Compensation Discussion and Analysis
     General. The Board’s Compensation Committee establishes policies relating to the compensation of employees, officers and executive officers of the Company and the Bank. All decisions by the Compensation Committee are presented to the full Board of Directors for ratification. Through its wholly owned subsidiary, the Bank, the Company provides a base compensation package to all of its employees, officers and executive officers which is supplemented with various benefit plans. The objectives of the compensation program are to attract and retain a qualified workforce from Sullivan County and the surrounding region. Special incentives have been instituted to reward individuals for performance and length of service as well as to provide an up-to-date competitive (comprehensive) package needed to retain trained and quality individuals. Several of the incentive programs used to retain quality employees are in-house job announcements and promotion opportunities, performance based rewards, and long-term benefits. Individuals are rewarded for performance and experience, and they are provided with opportunities to progress within the organization
     All full-time employees receive an annual performance evaluation. As a result of this process, their base compensation may be adjusted on an annual basis. Each year the executive officers recommend to the Compensation Committee if a profit incentive award should be paid to all employees based upon the financial performance of the Company. In addition to financial performance, all employees’ annual evaluations are factored into the equation. Employee and middle management performance is reviewed by the executive officers who then may recommend profit incentive award amounts, which are discussed and approved by the Company’s Compensation Committee. The CEO is evaluated by the members of the Compensation Committee. The other executive officers are evaluated by the CEO and his recommendations are presented to and reviewed by the Compensation Committee. The committee recommendations are then presented to the full Board for discussion and approval. The profit incentive awards ranged from 1%-4% of annual compensation for employees, 2%-5% of annual compensation for middle management, and 6%-9% for the executive officers in 2010.

     Base Compensation and Profit Incentive of Executive Officers. Compensation levels for the executive officers from March 1, 2010 through February 28, 2011 were set by the Board of Directors based on recommendations of the Committee. For 2011, the executive officers recommended that their compensation and that of certain middle managers be frozen at 2010 levels. The recommendation was accepted by the Committee. The base compensation paid to the executive officers in 2010 was, on average, approximately 15% above that paid in 2009. In making its recommendations for this increase in executive base compensation, including that for the Chief Executive Officer of the Bank, the Compensation Committee considered a number of factors, including an appraisal of the officer’s performance, the earnings performance of the Company, and information supplied by a regionally recognized compensation consulting firm. In 2009 the compensation consulting firm, Lake Associates, Inc.(LAI), was hired by the Compensation Committee to conduct a market-based compensation research study to determine competitive market salaries for several staff and management, as well as the four executive officer positions. The report received from LAI indicated the base compensation of the Chief Executive Officer and Chief Financial Officer of the Bank in 2009 was less than the base compensation received by CEO’s and CFO’s of similar size banks. This base compensation was adjusted upward in March 2010 to be comparable to other banks of similar size. In addition, each officer was ranked positively in helping the Bank operate in a market area negatively affected by falling real property values and other local issues discussed in the Management’s Discussion and Analysis section of the Company Annual Report on Form 10-K for the year ended December 31, 2010.
     The compensation recommended and approved for the executive officers is intended to further the earnings and financial strength of the Company through the focus of attention on efficient and productive operations in an increasingly competitive environment.
     The base compensation of the Chief Executive Officer of the Bank, Wayne Zanetti, is increased in March of each year. Base compensation increased in 2010 by $40,000 over 2009, following a base increase from 2008 to 2009 of $28,644. The Committee based its recommendation on their review of his performance and the recommendation made by LAI, however, base compensation will not be increased in 2011.
     Each of the executive officers named below was paid a profit incentive award for the 2008-2010 periods. The average profit incentive award for Mr. Zanetti was 12% during this period, for Messrs. Kinne and Russell the average profit incentive award was 9% and for Mme. Hahn was 10%. The Compensation Committee has set maximum percentage guidelines for the payment of profit incentive awards to executive officers. The Committee determines the profit incentive award based upon the evaluations of the executive officers and the business performance of the Company. The application of these standards is discussed below under “Benefits — Profit Incentive Program.”
     Benefits. Benefits offered in the Bank’s compensation package include an array of insurance policies, paid leave and retirement programs. Insurance offerings include medical, dental, life and disability insurance, a flexible spending account “FSA” and an employee assistance program “EAP”. The medical and dental programs are Bank subsidized, and the life and disability insurance premiums are fully paid. Vacation, holiday, sick and personal time constitute the Bank’s paid leave program. The Bank offers a participatory 401(k) plan and a paid pension plan to round out its benefit package. These benefits generally are available to all full-time employees. The qualified 401(k) plan permits tax-deferred employee contributions up to 75% of salary and provides for matching contributions by the Company. In 2010, the Company matched 100% of employee contributions up to 4% of the employee’s salary and 25% of the next 2% of the employee’s salary.
     Benefits for length of service include 401(k), a defined benefit pension plan, vacation and disability benefits. Both the 401(k) and pension plans have vesting periods of five years. Supplemental short-term disability benefits increase incrementally with each two years of service up to a maximum benefit attained after 12 years of service. Vacation benefits increase incrementally with each five years of service up to a maximum benefit of five weeks paid leave for officers and four weeks for non-officers.
     With 131 employees employed at various levels and functions, the Bank offers a variety of opportunities for individual growth and advancement. Many jobs are filled from within or through contacts made by our employees. The human resources personnel along with the Bank’s Compensation Committee review third party provided data for rating individual jobs for the banking industry. All positions have factors built in, such as: authority, decision-making skills, analytical / problem solving, interpersonal relations, requisite skills, public contact, mental / physical effort, and others. These factors are weighted in order to place the position in the organization, and also as guidelines for rating individual performance and setting base compensation. The Company provides all employees with a comprehensive Employee Career Handbook to provide guidelines as to the Bank’s general rules and policies.
     Total Compensation Statement The Bank provides an annual personalized total compensation statement to each employee, outlining cash compensation, in the form of wages, plus the cost of benefits provided to them by the Company, such as medical, dental, retirement benefits, profit incentive awards.
     Short Term Incentive Plan The Bank’s Profit Incentive Program is a cash-based, pay-for-performance annual incentive plan that applies to all employees, full-time and part-time, and if approved, is payable in December.

     Long Term Incentive Plan The Bank provides vacation leave and supplemental short-term disability insurance based on years of service for all full and part-time employees, as well as length of service awards.
     Officers are required to take two consecutive weeks vacation. As such, Officers are allowed an additional one week’s vacation above the service based program, to a maximum of five weeks annual paid leave. Other programs include retirement packages which include 401(k), pension and post-retirement plans for medical and dental.
      The following chart summarizes certain aspects of the Company’s short and long-terms incentive plans:

	Executive		Full Time
Benefit Plan	Officers	Managers	Employees

Profit Incentive Award (1)	✓	✓	✓
Medical / Dental / Vision	✓	✓	✓
Life and Disability Insurance (2)	✓	✓	✓
BOLI (2)	✓	✓	Not Offered
401(k) (3)	✓	✓	✓
Pension (4)	✓	✓	✓
Postretirement Benefits (5)	✓	✓	✓
SERP (6)	✓	Not Offered	Not Offered

(1)	Profit Incentive Award Program
     The Bank has a Profit Incentive Award Program (the “Incentive”) in which all employees of the Bank with one complete year of service as of November 30 may participate for that fiscal year. Employees with less than one year of service are eligible for 1/12 of their normal share for each month of service. The Incentive formula has the following components:

Base Salary	X	Individual Performance	X	Business Performance	=	Incentive Award
     Incentive is paid in relation to the extent the Bank meets or exceeds budgeted financial goals. Individual performance evaluations are completed annually and are used to allocate the Incentive. For 2011, the Bank’s Incentive provides a sliding scale on combined individual and Bank performance, which range from 1% to 13% for full-time employees, 2%-15% for middle management, 6%-17% for executive officers, 9%-20% for the president and 2%-7% for part-time employees. The Company believes the Incentive provides increased motivation for all employees to meet and exceed the Bank’s goals for the year.
(2) Life Insurance
     The Bank provides paid life insurance up to three times annual salary, not to exceed $400,000, for all full-time employees.
     The Bank also maintains a Bank Owned Life Insurance program (BOLI) for certain managers and all executive officers. Insured managers were selected based on service years and grade level range. The last additions to the BOLI plan were in 2010. The plan allows the insured’s beneficiary to retain a three times base salary interest in the insurance proceeds as long as the insured is currently employed at the Bank at death or if the insured has retired from the Bank. The Bank has the option of discontinuing premiums or paying to retain coverage on insured employees who leave the Bank’s employment, other than by retirement. In this case, the Bank would become the full beneficiary of the insurance proceeds.
(3) Tax-Deferred Savings Plan
     The Company maintains a qualified 401(k) plan for all employees, which permits tax-deferred employee contributions up to 75% of salary and provides for matching contributions by the Company. In 2010, the Company matched 100% of employee contributions up to 4% of the employee’s salary and 25% of the next 2% of the employee’s salary. The Company contributed approximately $192,000 in 2010, $173,000 in 2009, and $160,000 in 2008. During 2010 the Bank contributed $5,465, $6,266, $11,000 and $6,345 for Messrs. Kinne, Russell, Zanetti and Mrs. Hahn respectively, which is included in the Executive Compensation Table.

(4) Pension Plan
     The Bank has a defined benefit pension plan (the “Pension Plan”) covering substantially all of its employees. The benefits are based on years of service and the employee’s average compensation during the five consecutive years of employment which afford the highest average compensation. All W-2 compensation paid by the Bank to its employees up to $245,000 per year is covered by the Pension Plan, but this limitation of $245,000 may be higher in the future due to increases in the Consumer Price Index. Participants in the Pension Plan may choose one of the following benefit options: automatic joint and survivor annuity, life annuity with 120 guaranteed payments, or full cash refund annuity. The plan was amended on December 31, 2010. The amendment reduced the percentage amount credited for future accruals toward normal retirement. In addition, the amendment decreased benefits payable on early retirement by changing from a flat rate formula to an actuarial equivalent for future accruals. The Bank’s funding policy is to contribute annually an amount sufficient to satisfy the minimum funding requirements of the Employee Retirement Income Security Act, but not greater than the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future.
     The single plan maximum annual benefit limit under Internal Revenue Code Section 415 as of December 31, 2010 was $195,000. The maximum annual compensation allowed under a qualified plan was $245,000 for 2010. The benefits above were computed assuming that (i) the normal form of payment to a single participant is used and (ii) the employee turns 65 in December 2010.
(5) Postretirement Benefits
     The Bank sponsors a postretirement medical, dental and life insurance benefit plan for retirees in the pension plan. Effective in 2005, an employee attaining age 55 or older, and whose age plus years of service is greater than or equal to 85 are eligible for benefits. The retirees pay a percentage of the medical benefit costs. The plan was amended in 2010 to reduce benefits payable under the plan for both active and retired employees, from a variable percentage of individual and family group health plans, to a reduced percentage of the lowest cost individual group health plan. The benefit payable will be fixed at retirement for active employees, and the current benefit was frozen for retired employees. The plan was closed to new employees hired after December 31, 2010.
(6) Supplemental Executive Retirement Program (SERP)
     On March 11, 2003, the Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (the “SERP”) effective March 11, 2003 to permit designated executives of the Bank to receive supplemental retirement benefits from the Bank, which amounts would be due under the benefit and contribution formulas in the Bank’s defined benefit retirement plan and its defined contribution plan, but which cannot be paid under those plans due to reductions and other limitations imposed on such plans pursuant to the Internal Revenue Code section 409a. The SERP is an unfunded, non-qualified deferred compensation plan and benefits thereunder will be paid from the general assets of the Bank. The participants in the SERP as of January 2010 were Wayne Zanetti, Tatiana Hahn, John Russell and George Kinne. Raymond Walter and John Riley are both retired from the plan. Benefits continue to accrue for the two retired executive officers.
     Other Perquisites. The following benefits are available only to the person mentioned:

Officer / Employee	Perquisite

Wayne Zanetti, President	Car Allowance for business use
     Certain officers and employees receive reimbursement, in accordance with the Internal Revenue Code, for various costs incurred in connection with utilization of their personal vehicle in connection with business travel that is in addition to typical business expenses.

Executive Compensation
     The following table sets forth a summary of all compensation paid during the last three fiscal years to the Company’s President and Chief Executive Officer and all executive officers who received annual salary and profit incentive award compensation in excess of $100,000 (the “named executive officers”).

								Change in
								Pension
								Value and
							Non-	Nonquali-
							Equity	fied
							Incentive	Deferred
				Profit			Plan	Compens-	All Other
Name and				Incentive	Stock	Option	Compen-	ation	Compens-
Principal			Salary	Award	Award	Award	sation	Earnings[1]	ation[2]	Total
Position	Year		($)	($)	($)	($)	($)	($)	($)	($)

Raymond Walter, Retired President and Chief Executive	2008	[3]	$271,998	$40,505	—	—	—	$232,560	$34,467	$579,530
Officer	2007		$255,131	$52,354	—	—	—	$70,287	$34,791	$412,563
Wayne V. Zanetti, President	2010		$223,846	$20,700	—	—	—	$241,018	$36,226	$521,790
and Chief Executive	2009	[4]	$196,206	$28,500	—	—	—	$143,049	$35,281	$403,036
Officer	2008		$157,306	$19,363	—	—	—	$88,111	$23,779	$288,559
John A. Russell, Treasurer and Chief Financial	2010		$120,987	$8,100	—	—	—	$56,237	$14,746	$200,070
Officer	2009		$106,854	$13,200	—	—	—	$9,975	$14,598	$144,627
Charles E. Burnett, Treasurer and Chief Financial Officer	2008	[3]	$104,988	—	—	—	—	$49,054	$9,865	$163,907
Virginia Sanborn, Interim Chief Financial Officer	2008	[3]	$93,760	$9,032	—	—	—	$7,545	$4,702	$115,039
Tatiana Hahn,	2010		$122,793	$8,167	—	—	—	$47,600	$16,467	$195,027
Senior VP and Chief	2009		$118,499	$15,121	—	—	—	$65,343	$14,940	$213,903
Lending Officer	2008		$101,558	$13,572	—	—	—	$39,783	$8,885	$163,798
George W. Kinne, Jr. Senior VP and Senior Lending	2010		$110,103	$7,107	—	—	—	$5,006	$8,958	$131,174
Officer	2009		$103,747	$12,360	—	—	—	$6,686	$8,354	$131,147

1)	Remuneration includes pension, postretirement medical, dental and life benefits, and SERP. Mr. Zanetti is currently eligible for early retirement under the Pension Plan. The early retirement benefit is payable on the first day of the month coincident with or next following the attainment of age 55. For the early retirement benefit, the accrued benefit is reduced for each month that the early retirement date precedes age 62 for participants with 10 or more years of vesting service. For participants who have not completed 10 or more years of service, their benefit will be reduced from age 65.

2)	Remuneration includes committee fees, imputed income on life insurance, car allowance and the Bank’s portion of 401(k) contributions.

3)	Mr. Walter retired at the end of 2008 and was succeeded by Mr. Wayne Zanetti. Mr. Burnett left the Bank in September, 2008 with Mme. Sanborn assuming the role of interim Chief Financial Officer until a replacement was found. In January 2009, John A. Russell assumed the role of Chief Financial Officer.

4)	Before becoming CEO in 2009, Mr. Zanetti was the executive vice president of the Company.
Executive Retirement Plans
     The following table shows the present value of the accumulated benefits payable to each of the named executive officers, and the number of years of services credited to each under the pension and postretirement plans at December 31, 2010.

		Number of years of	Present value of	Payments during
Name	Plan Name	credited service	accumulated benefit	last fiscal year

Wayne V. Zanetti	Pension Plan	11	$368,202	$—
	Postretirement Plan	11	$—	$—
John A. Russell	Pension Plan	5	$39,651	$—
	Postretirement Plan	5	$—	$—
Tatiana Hahn	Pension Plan	24	$211,232	$—
	Postretirement Plan	24	$37,805	$—
George W. Kinne, Jr.	Pension Plan	4	$13,351	$—
	Postretirement Plan	4	$4,557	$—
     The assumed retirement date for Messrs. Kinne, Zanetti and Russell and Mme. Hahn is age 62, since they will each be age 62 with at least 10 years of vesting service. Messrs. Walter and Burnett retired from the plan as of October 1, 2009 and January 1, 2010, respectively.
     Eligibility for the postretirement medical, dental and life benefits requires age plus service greater than or equal to 85. The earliest retirement age is age 55. Mme. Hahn will be eligible for benefits beginning at age 55 and Mr. Kinne will be eligible for benefits beginning at age 58. Because Messrs. Zanetti and Russell will not meet the eligibility requirements as of age 65, they do not have an accumulated benefit under the plan.
Report of the Audit Committee
     The Audit Committee of the Board of Directors of Jeffersonville Bancorp (“Company”) is responsible for providing independent, objective oversight of the Company’s accounting functions, internal controls and financial reporting process. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ’s listing standards. The Audit Committee operates under a written charter approved by the Board of Directors a copy of which is attached to this proxy statement as Attachment B. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.
     Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, ParenteBeard LLC, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.
     In connection with these responsibilities, the Company’s Audit Committee met with management and ParenteBeard LLC to review and discuss the Company’s December 31, 2010 consolidated financial statements. The Audit Committee also discussed with ParenteBeard LLC the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance). The Audit Committee also received written disclosures from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Examining Committees).

     Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Donald L. Knack (Chairman)
Edward T. Sykes
Douglas A. Heinle

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information as of February 28, 2011 with respect to the amount of the Company’s Common Stock beneficially owned by each director of the Company, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of the Company as a group.

	Share of Common		Percent of Common
Name and Position	Stock Owned (A)		Stock Outstanding

John W. Galligan, Director	30,075		0.71
John K. Gempler, Secretary and Director	101,035	(1)	2.39
Tatiana Hahn, Chief Lending Officer and Vice President	8,889.094	(2)	0.21
Douglas A. Heinle, Director	48,062.958	(3)	1.14
George W. Kinne, Jr., Senior Lending Officer and Vice President	1,123.970		0.03
Kenneth C. Klein, Chairman and Director	5,595.321		0.13
Donald L. Knack, Director	8,565.570	(4)	0.20
James F. Roche, Director	103,754		2.45
John A. Russell, Chief Financial Officer and Treasurer	3,441.997		0.08
Edward T. Sykes, Director	43,407		1.03
Raymond Walter, Vice Chairman and Director	24,900	(5)	0.59
Wayne V. Zanetti, Chief Executive Officer, President and Director	20,068.226		0.47
All Directors and Executive Officers as a group (12 persons)	398,918.136		9.42

(A)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 18, 2011. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(1)	Included in this number are 4,897 shares owned jointly by Mr. Gempler and his wife Lorraine Gempler.

(2)	Included in this number are 4,499.424 shares owned jointly with her husband Andrew Hahn. Mrs. Hahn’s children, Michael and Christopher held 2,701.250 and 1,688.420 shares respectively, which are included in this number.

(3)	Included in this number are 931.958 shares owned by Mr. Heinle’s wife Penny Heinle.

(4)	Include in this number are 65.570 shares owned by Mr. Knack’s wife Donna Knack.

(5)	Included in this number are 4,086 shares owned jointly by Mr. Walter and his wife Nancy Walter.

PRINCIPAL HOLDERS OF VOTING SECURITIES
     At March 18, 2011, management believed there were no beneficial owners who own 5% or more of the outstanding Common Stock of the Company.
AMENDMENT TO CERTIFICATE OF INCORPORATION TO
ELIMINATE CUMULATIVE VOTING FOR DIRECTORS
(Proposal 2)
     The Company’s stockholders currently elect directors by a procedure called “cumulative voting,” as required by Article Seven of the Certificate of Incorporation. This procedure, as explained in the previous section, allows a stockholder to cumulate his or her votes for one or more of the nominees for director, meaning that his or her votes may be cast for one or more of the nominees. For example, if a stockholder held one vote, the stockholder would have three votes. He or she could cast those three votes for one of the directors, or cast two votes for one director and one vote for another, or cast one vote for each of the three nominees.
     The directors believe this procedure is overly complicated to implement and seldom if ever used by stockholders and is no longer in the best interests of the Company and its stockholders. Accordingly, the directors are proposing the elimination of Article Seven from the Certificate of Incorporation. If this proposal is accepted by the stockholders, directors will then be elected by majority vote as provided by the Company’s Bylaws.
Required Vote
     Approval of the proposal requires an affirmative vote, in person or represented by proxy, of a majority of all outstanding shares of the Common Stock.
     The Board of Directors recommends that the stockholders vote “FOR” the amendment to the Certificate of Incorporation to eliminate cumulative voting for directors.
***

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proposal 3)
     The Board of Directors has appointed the firm of ParenteBeard LLC to continue as its independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011 subject to ratification of such appointment by the stockholders. ParenteBeard LLC was first appointed as the independent registered public accounting firm of the Company on October 1, 2009. On that date, the audit practice of Beard Miller Company, LLP (“Beard”), the Company’s independent registered public accounting firm, was combined with ParenteBeard, LLC (“Parente”). Beard resigned as the Company’s auditor and Parente was engaged as its new independent registered public accounting firm, each effective immediately. The Company filed a Current Report on Form 8-K in connection with the change on October 2, 2009.
     Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of ParenteBeard LLC, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 2011. Representatives of ParenteBeard LLC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Required Vote
     Assuming the existence of a quorum at the Annual Meeting, an affirmative vote of a majority of the votes cast by stockholders entitled to vote, thereon, is required for ratification.
     The Board of Directors recommends that stockholders vote “For” the ratification of ParenteBeard LLC as independent registered public accounting firm for the year ending December 31, 2011.
***

Audit Fees and Other Information
     The following table presents fees for professional audit services rendered by independent accountants for the audit of the Company’s annual consolidated financial statements and for other audit related fees for the fiscal year ended December 31, 2010.

Audit Services:

Audit fees (1)	$161,195
All other audit related fees (2)	11,250

172,445
Tax fees (3)	19,650

Total fees	$192,095

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, including out-of pocket expenses.

(2)	Assurance and related services reasonably related to the performance of the audit or review of consolidated financial statements including the following: assistance with adopting Accounting Standards Update (ASU) No. 2010-20, employee benefit plans, and other attest services not required by statute or regulation.

(3)	Tax fees include the following: preparation of state and federal tax returns, review of estimated tax payments, review of quarterly accruals and discussions with management regarding structure of real estate subsidiary.
     The following table presents fees for professional audit services rendered by independent accountants for the audit of the Company’s annual consolidated financial statements and for other audit related fees for the fiscal year ended December 31, 2009.

Audit Services:

Audit fees (1)	$161,900
All other audit related fees (2)	11,400

173,300
Tax fees (3)	28,200

Total fees	$201,500

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-K, or services normally provided in connection with statutory and regulatory filings (i.e. attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out of pocket expenses. This also includes the review of financial statements included three quarterly Forms 10-Q. This fee reflects a $45,000 reduction from the original engagement letter due to deferral of Section 404 of the Sarbanes-Oxley Act in October 2009.

(2)	Assurance and related services reasonably related to the performance of the audit or review of financial statements including the following: employee benefit plans, and other attest services not required by statute or regulation.

(3)	Tax fees include the following: preparation of state and federal tax returns, assistance with calculating estimated tax payments, review of quarterly accruals, assistance regarding roll forward and effect on deferred tax assets, and review of tax planning and strategies with regard to the impairment charges incurred on Federal Home Loan Mortgage Company preferred stock.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
     Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.

COMPARATIVE STOCK PERFORMANCE GRAPH
     The graph below sets forth the cumulative total stockholder return on the Company’s Common Stock for the last five fiscal years. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. The Company’s cumulative stockholder return over a five-year period is based on an investment of $100 on December 31, 2005 and the reinvestment of all dividends since that date to December 31, 2010 and is compared to the cumulative total return of the NASDAQ Composite Index and the SNL Bank $250M-$500M Index. The data used was obtained from published sources and is believed to be accurate.
COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
FISCAL YEAR ENDED DECEMBER 31, 2010
JEFFERSONVILLE BANCORP

	Period Ending
Index	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10
Jeffersonville Bancorp	100.00	80.99	61.58	44.22	46.32	53.74
NASDAQ Composite	100.00	110.39	122.15	73.32	106.57	125.91
SNL Bank $250M-$500M	100.00	104.48	84.92	48.50	44.89	50.24

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR INCLUSION IN PROXY STATEMENT
     Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to the Company’s 2012 annual meeting of stockholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company’s Secretary at P.O. Box 398, Jeffersonville, New York 12748 by November 25, 2011. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for the meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by stockholders at the Company’s 2011 Annual Meeting of stockholders must be delivered to, or mailed to and received by, the Secretary of the Company by not less than 120 calendar days in advance of the date of the Company’s proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders (November 25, 2011). A stockholder’s notice must be addressed to the Secretary of the Company. A stockholder’s notice to the Secretary shall set forth, as to each matter of business the stockholder proposes to bring before the meeting, (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address as they appear on the Company’s books, of the stockholder proposing such proposal; (iii) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of the stockholder in such proposal.
     The Company’s Bylaws also permit stockholders eligible to vote at an annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 calendar days in advance of the date of the Company’s proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders (November 25, 2011). Section 2.12 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s stock that are beneficially owned by such person, and (iv) any other information relating to such person that would be required to be disclosed pursuant to Regulations 13D and 13G under the Securities Exchange Act of 1934; and (b) as to the stockholder giving notice (i) the name and address of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s) and (ii) the number of shares of the Company which are beneficially owned by such stockholder and beneficially owned by any other stockholders known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice.
OTHER MATTERS
     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

BY THE ORDER OF THE BOARD OF DIRECTORS

Kenneth C. Klein
Chairman
Jeffersonville, New York
March 25, 2011

REVOCABLE PROXY JEFFERSONVILLE BANCORP P.O. Box 398, Jeffersonville, New York 12748 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF JEFFERSONVILLE BANCORP The undersigned hereby appoints, Rhonda Decker, Virginia Sanborn and Deborah Muzuruk with full power of substitution and resubstitution, proxies of the undersigned, with all of the powers that the undersigned would possess if personally present to cast all the votes which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) of Jeffersonville Bancorp to be held on Tuesday, April 26, 2011 at the Town of Callicoon Town Hall, Legion Street, Jeffersonville, New York commencing at 3:00 p.m., and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions set forth on the reverse, or in the event no instructions are set forth, this Proxy will be voted FOR each of the nominees for director and FOR the ratification of the appointment of ParenteBeard LLC as independent auditors. The undersigned may revoke this proxy at any time before it is voted by delivering either written notice of revocation of the proxy or a duly executed proxy bearing a later date to Wayne V. Zanetti, of the Company, or by attending the Annual Meeting and voting in person. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF JEFFERSONVILLE BANCORP April 26, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100606&gkp=203212 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Proposal to amend Article Seven of the Certificate of Incorporation to eliminate cumulative voting for directors 3. Proposal to ratify the appointment ParenteBeard LLC of the firm of as independent auditors of Jeffersonville Bancorp for the fiscal year ending December 31, 2011. 4. In their discretion, the proxies to vote upon such other business as may properly come before the Annual Meeting. Please complete, sign, date and return this Proxy promptly in the enclosed postage-paid, addressed return envelope FOR AGAINST ABSTAIN PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20333000000000000000 6 042611 1. Three Nominees to serve three-year terms expiring at 2014 Annual Meeting John K. Gempler Donald L. Knack Edward T. Sykes FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( ) To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.